EXHIBIT 5

The following table sets forth all transactions with respect to the Common Units Representing Limited Partnership Interests ("Common Units") effected by the Reporting Person since November 16, 2015 to the effective time of the Merger. All such transactions were purchases or sales of units effected in the open market.  The per unit prices noted in the table below include commissions/fees paid.

All transactions reported were effected on behalf of client accounts for which the Reporting Person is the investment adviser.

Nature of Transaction	Reporting Person	Date of Transaction	Amount of Securities	Price per Unit ($)
Sale of Common Units	Tortoise Capital Advisors, L.L.C.	11-16-2015	1,428	45.29
Sale of Common Units	Tortoise Capital Advisors, L.L.C.	11-17-2015	476	43.41
Sale of Common Units	Tortoise Capital Advisors, L.L.C.	11-19-2015	111	44.32
Sale of Common Units	Tortoise Capital Advisors, L.L.C.	11-20-2015	3,663	42.76
Sale of Common Units	Tortoise Capital Advisors, L.L.C.	11-23-2015	1,137	42.37
Sale of Common Units	Tortoise Capital Advisors, L.L.C.	11-24-2015	1,995	44.03
Sale of Common Units	Tortoise Capital Advisors, L.L.C.	11-25-2015	2,444	43.81
Sale of Common Units	Tortoise Capital Advisors, L.L.C.	11-25-2015	1,184	44.13
Sale of Common Units	Tortoise Capital Advisors, L.L.C.	11-27-2015	56	43.73
Purchase of Common Units	Tortoise Capital Advisors, L.L.C.	11-30-2015	348	47.36
Purchase of Common Units	Tortoise Capital Advisors, L.L.C.	11-30-2015	186	47.35
Purchase of Common Units	Tortoise Capital Advisors, L.L.C.	11-30-2015	63,958	47.39
Purchase of Common Units	Tortoise Capital Advisors, L.L.C.	11-30-2015	520	47.32
Purchase of Common Units	Tortoise Capital Advisors, L.L.C.	11-30-2015	1,001	46.99
Purchase of Common Units	Tortoise Capital Advisors, L.L.C.	11-30-2015	435	47.32
Purchase of Common Units	Tortoise Capital Advisors, L.L.C.	11-30-2015	5,698	47.39
Sale of Common Units	Tortoise Capital Advisors, L.L.C.	11-30-2015	2,796	47.24
Sale of Common Units	Tortoise Capital Advisors, L.L.C.	11-30-2015	935	47.69
Sale of Common Units	Tortoise Capital Advisors, L.L.C.	11-30-2015	15,050	47.43
Purchase of Common Units	Tortoise Capital Advisors, L.L.C.	11-30-2015	36,612	47.41
Purchase of Common Units	Tortoise Capital Advisors, L.L.C.	11-30-2015	1,596	47.38
Purchase of Common Units	Tortoise Capital Advisors, L.L.C.	12-01-2015	69,743	46.74
Purchase of Common Units	Tortoise Capital Advisors, L.L.C.	12-01-2015	242	46.77
Purchase of Common Units	Tortoise Capital Advisors, L.L.C.	12-01-2015	883	47.81
Purchase of Common Units	Tortoise Capital Advisors, L.L.C.	12-01-2015	50	46.89
Purchase of Common Units	Tortoise Capital Advisors, L.L.C.	12-01-2015	161	46.78
Sale of Common Units	Tortoise Capital Advisors, L.L.C.	12-01-2015	1,425	48.61
Sale of Common Units	Tortoise Capital Advisors, L.L.C.	12-01-2015	2,395	47.99
Sale of Common Units	Tortoise Capital Advisors, L.L.C.	12-01-2015	818	45.53
Purchase of Common Units	Tortoise Capital Advisors, L.L.C.	12-01-2015	6,914	46.76
Sale of Common Units	Tortoise Capital Advisors, L.L.C.	12-01-2015	381	45.53
Sale of Common Units	Tortoise Capital Advisors, L.L.C.	12-01-2015	2,786	45.95
Sale of Common Units	Tortoise Capital Advisors, L.L.C.	12-02-2015	368	45.30
Sale of Common Units	Tortoise Capital Advisors, L.L.C.	12-03-2015	240	42.49
Sale of Common Units	Tortoise Capital Advisors, L.L.C.	12-03-2015	767	42.24